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                                                                       Exhibit 5

             AMENDMENT NO. 1 TO PREFERRED STOCK PURCHASE AGREEMENT


               This AMENDMENT NO. 1 TO PREFERRED STOCK PURCHASE AGREEMENT (the "Amendment") is dated as of March 13, 2001 between Caliber Learning Network, Inc., a Maryland corporation (the "Company"), and Sylvan Ventures, LLC, a
                                   -------
Maryland limited liability company ("Sylvan"), and Fleming US Discovery Fund
                                     ------
III, L.P. and Fleming US Discovery Offshore Fund III, L.P. (collectively, the "Fleming Funds") and such other purchasers as may from time to time purchase the Series B Preferred (as defined below) directly from the Company (the "Future
                                                                      ------
Investors") (each of the foregoing parties other than the Company being referred
---------
to individually as a "Purchaser" and collectively as the "Purchasers").  This
                      ---------                           ----------
Amendment amends the Preferred Stock Purchase Agreement dated as of December 29, 2000 by and among the parties hereto. Defined terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Preferred Stock Purchase Agreement.


                             W I T N E S S E T H :
                             -------------------


               WHEREAS, the parties hereto entered into the Preferred Stock Purchase Agreement whereby the Purchasers purchased shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred") in the amounts indicated on Schedule 1 to the Preferred Stock Purchase Agreement;

               WHEREAS, the Company desires to issue and sell to the Purchasers, and each of the Purchasers desires to purchase from the Company, additional shares of the Company's Series B Preferred, upon the terms and conditions as set forth in the Preferred Stock Purchase Agreement, as amended by this Amendment;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1.     SALE AND PURCHASE OF PREFERRED STOCK

               (a) Subject to the terms and conditions of the Preferred Stock Purchase Agreement, as amended by this Amendment, and the Stockholders' Agreement, the Company agrees to sell to each Purchaser and each Purchaser severally agrees to purchase from the Company on the Closing Date specified in
Section 2 hereof, the number of shares of Series B Preferred set forth opposite such Purchaser's name on Schedule 1 hereto. The shares of Series B Preferred being acquired under the Preferred Stock Purchase Agreement, as amended hereby, from time to time are collectively referred to herein as the "Shares,"
                                                              ------
containing rights and privileges as more fully set forth in the Series B Articles Supplementary of the Company (the "Series B Articles Supplementary").
                                            -------------------------------
The Company's agreement with each Purchaser is a separate agreement, and the sale of Series B Preferred to each Purchaser is a separate sale and the obligations of the Purchasers hereunder are several and not joint.
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               (b)  The aggregate purchase price to be paid to the Company by each Purchaser for the Shares to be purchased by each Purchaser pursuant to this Amendment shall be the amount set forth opposite such Purchaser's name on
Schedule 1 hereto. No further payment shall be required from such Purchaser for the Shares.

               (c) The parties further acknowledge and agree that the Shares are intended not to constitute "preferred stock" as that term is used in Section 305(b)(4) of the Code and Treasury Regulation (S) 1.305-5(a). Except as required by any Taxing Authority or court, the Company and the Purchasers agree to treat the Shares for federal, state and local income and franchise tax purposes as not constituting "preferred stock", and to take no position inconsistent with such characterization on any Tax Return or before any Taxing Authority or court.

               (d) The Company will use the proceeds from the sale of the Shares to fund future development opportunities and for working capital purposes.


SECTION 2.     THE CLOSING

               (a) The closing of the purchase and sale of the 40,000 shares of Series B Preferred to be purchased by Sylvan and the Fleming Funds under this Amendment (the "Closing") will take place at the offices of Piper Marbury
                -------
Rudnick & Wolfe LLP, 6225 Smith Avenue, Baltimore, Maryland at 10:00 A.M., Eastern time, on March 13, 2001, or such other time and date as shall be mutually agreed to by the Company and Sylvan, but in any event no later than March 15, 2001 (such time and date are herein referred to as the "Closing
                                                                  -------
Date").
----

               (b) On the Closing Date (i) the Company will deliver to each Purchaser a certificate registered in such Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite such Purchaser's name on Schedule 1, and (ii) upon such Purchaser's receipt thereof, such Purchaser will deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the aggregate purchase price (as specified in Section 1(b) hereof) for the Shares to be purchased by such Purchaser payable to the order of the Company in federal or other immediately available funds.


SECTION 3. UPDATE TO REPRESENTATIONS AND WARRANTIES OF THE COMPANY REGARDING CAPITALIZATION

               The Company represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date as follows:

               (a) Schedule 4.2(a) hereto correctly and completely lists (i) the authorized capital stock of the Company (Common Stock and Preferred Stock),
(ii) the number of designated shares of Preferred Stock in each series or class,
(iii) on March 9, 2001, after giving effect to the issuance

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of Shares contemplated by this Amendment, the number of shares outstanding in each series or class, and (iv) on March 9, 2001, after giving effect to the issuance of Shares contemplated by this Amendment, a table showing the capitalization of the Company reflecting outstanding options and warrants and the issuance of the Conversion Shares. There have been no material issuances of shares since December 31, 2000. All of such outstanding shares are, or on the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. The shares of the Company's Common Stock issuable upon conversion of the Series B Preferred will be, when issued in accordance with the terms of the Series B Preferred, duly authorized, validly issued, fully paid and non-assessable. Except as provided in the Series B Articles Supplementary and as described in Schedule 4.2(a), none of the shares of the Company's capital stock which will be outstanding at the Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock.


SECTION 4.     ADDITION TO NEGATIVE COVENANTS

               (a) The introductory paragraph to Section 9 of the Preferred Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

               "The Company covenants and agrees that (i) with respect to Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.8, 9.9, 9.10 and 9.11,
          without the prior written consent of the holders of more than 50% of outstanding Shares and (ii) with respect to Sections 9.7 and 9.12, without the approval described therein:"

               (b) The following Section is added to Section 9 of the Preferred Stock Purchase Agreement:

               9.12.  Restriction on Payments.
                      -----------------------

               (a) Until December 31, 2001, the Company shall not make any cash disbursements other than in connection with the payment of regular compensation to its employees in the ordinary course and other payments related thereto without the prior approval of both the Fleming Representative and the Sylvan Representative (each as defined in Section 9.12(b) below) which approval or disapproval shall be received by the Company within 24 hours from receipt of notice by the Company that it intends to make a cash disbursement.

               (b) The initial Fleming Representative shall be Robert L. Burr. The initial Sylvan Representative shall be B. Lee McGee. Either the Fleming Funds or Sylvan may appoint a substitute representative and shall provide notice of such appointment to the Company.


SECTION 5.     AMENDMENTS AND WAIVERS

               The terms and provisions of this Amendment may be amended, waived, modified or terminated as provided in Section 16 of the Preferred Stock Purchase Agreement.

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SECTION 6.     MISCELLANEOUS

               (a) This Amendment, the Preferred Stock Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the Series B Articles Supplementary, together with any further agreements entered into by each Purchaser and the Company at the Closing hereunder, contain the entire agreement between such Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

               (b) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

               (c) The headings and captions in this Amendment are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

               (d) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                   CALIBER LEARNING NETWORK, INC.


                                   By  /s/
                                      ------------------------------------------
                                    Name:
                                    Title:


                                   SYLVAN VENTURES, LLC


                                   By  /s/
                                      ------------------------------------------
                                    Name:
                                    Title:


                                   FLEMING US DISCOVERY FUND III, L.P.

                              By:  FLEMING US DISCOVERY PARTNERS, L.P.,
                                   its general partner

                                   By: FLEMING US DISCOVERY, LLC,
                                       its general partner


                                   By: /s/
                                       -----------------------------------------
                                       Robert L. Burr, member

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                              FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

                                   By: FLEMING US DISCOVERY PARTNERS, L.P.,
                                       its general partner

                                       By: FLEMING US DISCOVERY, LLC,
                                           its general partner

                                       By: /s/
                                          --------------------------------------
                                           Robert L. Burr, member


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                   [Form of Future Investor Signature Page]





                                        [Name of Investor]


                                        By______________________________________
                                          Name:
                                          Title:


Date: _________________, ___

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